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                                                                    Exhibit 4.18


                                ESCROW AGREEMENT

              This ESCROW AGREEMENT (this "Agreement"), dated as of July 7, 1998, among U.S. Trust Company of Texas, N.A., as escrow agent (in such capacity, the "Escrow Agent"), U.S. Trust Company of Texas, N.A., as Trustee (in such capacity, the "Trustee") under the Indenture (as defined herein), U.S. Trust Company of Texas, N.A., as trustee (in such capacity, the "Existing Notes Trustee") under the Existing Notes Indenture and OpTel, Inc., a Delaware corporation (the "Company").

                               R E C I T A L S :

              A. Pursuant to the Indenture, dated as of July 7, 1998 (the "Indenture"), between the Company and the Trustee, the Company is issuing $200,000,000 aggregate principal amount of its 11-1/2% Senior Notes Due 2008 (the "Series A Securities") and authorizing the issuance of 11-1/2% Senior Notes Due 2008, Series B (the "Series B Securities", and together with the Series A Securities, the "Securities").

              B. As security for its obligations under the Securities and the Indenture and the Existing Notes and the Existing Notes Indenture, the Company hereby grants to (i) the Trustee, for the benefit of the Trustee, any predecessor Trustee under the Indenture and the Securityholders (collectively, the "Beneficiaries") and (ii) the Existing Notes Trustee, for the benefit of the Existing Notes Trustee, any predecessor Existing Notes Trustee under the Existing Notes Indenture, and the holders of the Existing Notes (collectively, the "Existing Beneficiaries"), an equal and ratable security interest in and lien upon the Escrow Account (as defined herein).

              C. The parties have entered into this Agreement in order to set forth the conditions upon which, and the manner in which, funds will be disbursed from the Escrow Account and released from the security interest and lien described above.

                              A G R E E M E N T :

              NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

              1. DEFINED TERMS. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture. In addition to any other defined terms used herein, the following terms shall constitute defined terms for purposes of this Agreement and shall have the meanings set forth below:

              "Affiliate" of any specified person means any other person which, directly or indirectly, controls, is controlled by or is under common control with such specified person. For the purposes of this definition, "control" when used with respect to any person means the
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                                     -2-


power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

              "Applied" means that disbursed funds have been applied (i) to the payment of interest on the Securities, (ii) pursuant to Section 3(c) or (iii) pursuant to Section 6(b)(iii).

              "Available Funds" means (A) the sum of (i) the Initial Escrow Amount and (ii) interest earned or dividends paid on the funds in the Escrow Account (including holdings of U.S. Government Securities), less (B) the aggregate disbursements previously made pursuant to this Agreement.

              "Beneficiaries" shall have the meaning given in the recitals hereto.

              "Collateral" shall have the meaning given in Section 6(a) hereof.

              "Escrow Account" means the escrow account established pursuant to
Section 2.

              "Escrow Account Statement" shall have the meaning given in
Section 2(f).

              "Existing Beneficiaries" shall have the meaning given in the recitals hereto.

              "Initial Escrow Amount" means $21,784,584.00.

              "Initial Instructions" shall have the meaning given in Section 2(d) hereof.

              "Interest Payment Date" means January 1 and July 1 of each year, commencing January 1, 1999 until the Securities are paid in full.

              "Payment Notice and Disbursement Request" means a notice sent by the Trustee to the Escrow Agent requesting a disbursement of funds from the Escrow Account, in substantially the form of Exhibit A hereto. Each Payment Notice and Disbursement Request shall be signed by an officer of the Trustee.

              "TIA" shall have the meaning given in Section 2(d) hereof.

              "U.S. Government Securities" means securities that are direct obligations of the United States of America for the payment of which its full faith and credit is pledged.
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                                      -3-

              2.     ESCROW ACCOUNT; ESCROW AGENT.

              (a) Appointment of Escrow Agent. The Company, the Trustee and the Existing Notes Trustee hereby appoint the Escrow Agent, and the Escrow Agent hereby accepts appointment, as escrow agent, under the terms and conditions of this Agreement.

              (b) Establishment of Escrow Account. On the Issue Date, the Escrow Agent shall establish an escrow account entitled the "Escrow Account pledged by OpTel, Inc. to U.S. Trust Company of Texas, N.A., as Trustee with respect to the 11-1/2% Senior Notes Due 2008" (the "Escrow Account") at its office located at 2001 Ross Avenue, Suite 2700, Dallas, Texas 75201. All funds accepted by the Escrow Agent pursuant to this Agreement shall be held for the exclusive and equal and ratable benefit of the Beneficiaries and the Existing Beneficiaries. All such funds shall be held in the Escrow Account until disbursed or paid in accordance with the terms hereof. The Escrow Account, the funds held therein and any U.S. Government Securities held by the Escrow Agent shall be under the sole dominion and control of the Escrow Agent for the benefit of the Beneficiaries and the Existing Beneficiaries. On the Issue Date, the Company shall deliver the Initial Escrow Amount to the Escrow Agent for deposit into the Escrow Account against the Escrow Agent's written acknowledgment and receipt of the Initial Escrow Amount.

              (c) Escrow Agent Compensation. The Company shall pay to the Escrow Agent such compensation for services to be performed by it under this Agreement as the Company and the Escrow Agent may agree in writing from time to time. The Escrow Agent shall be paid any compensation owed to it directly by the Company and shall not disburse from the Escrow Account any such amounts.

              The Company shall reimburse the Escrow Agent upon request for all reasonable expenses, disbursements, and advances incurred or made by the Escrow Agent in implementing any of the provisions of this Agreement, including compensation and the reasonable expenses and disbursements of its counsel. The Escrow Agent shall be paid any such expenses owed to it directly by the Company and shall not disburse from the Escrow Account any such amounts.

              (d) Investment of Funds in Escrow Account. Funds deposited in the Escrow Account shall be invested and reinvested only upon the following terms and conditions:

              (i) Acceptable Investments. All funds deposited or held in the Escrow Account at any time shall be invested by the Escrow Agent in U.S. Government Securities in accordance with the instructions annexed hereto as Schedule A (the "Initial Instructions") and thereafter, if necessary, the Company's written instructions
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                                      -4-

       from time to time to the Escrow Agent; provided, however, that the Company shall only designate investment of funds in U.S. Government Securities maturing in an amount sufficient to and/or generating interest income sufficient to, when added to the balance of funds held in the Escrow Account, provide for the payment of interest on the outstanding Securities on each Interest Payment Date beginning on and including January 1, 1999 and through and including the Interest Payment Date on July 1, 1999, provided, further, however, that any such written instruction shall specify the particular investment to be made, shall state that such investment is authorized to be made hereby and in particular satisfies the requirements of the preceding proviso and
       Section 2(d)(v), shall contain the certification referred to in Section 2(d)(ii), if required, and shall be executed by an Officer of the Company. All U.S. Government Securities shall be assigned to and held in the possession of, or, in the case of U.S. Government Securities maintained in book entry form with the Federal Reserve Bank (i.e., TRADES), transferred to a book entry account in the name of, the Escrow Agent, for the benefit of the Beneficiaries and the Existing Beneficiaries, with such guarantees as are customary, except that U.S. Government Securities maintained in book entry form with the Federal Reserve Bank shall be transferred to a book entry account in the name of the Escrow Agent at the Federal Reserve Bank that includes only U.S. Government Securities held by the Escrow Agent for its customers and segregated by separate recordation in the books and records of the Escrow Agent. The Escrow Agent shall not be liable for losses on any investments made by it pursuant to and in compliance with such instructions. In the absence of qualifying instructions from the Company that meet the requirements of this Section 2(d)(i), the Escrow Agent shall have no obligation to invest funds held in the Escrow Account.

              (ii) Security Interest in Investments. No investment of funds in the Escrow Account shall be made unless the Company has certified to the Escrow Agent, the Trustee and the Existing Notes Trustee that, upon such investment, the Trustee and the Existing Notes Trustee will have an equal and ratable first priority perfected security interest in the applicable investment. If a certificate as to a class of investments has been provided to the Escrow Agent, a certificate need not be issued with respect to individual investments in securities in that class if the certificate applicable to the class remains accurate with respect to such individual investments, which continued accuracy the Escrow Agent may conclusively assume. On the Issue Date, and yearly thereafter until the date upon which the balance of the Available Funds shall have been reduced to zero, each of the Trustee and the Existing Notes Trustee and the Escrow Agent shall receive an Opinion of Counsel to the Company, dated each such date as applicable, which opinion shall meet the requirements of Section 314(b) of the Trust Indenture Act of 1939, as amended (the "TIA") and shall comply with Section 12.02 of the Indenture.
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                                      -5-

              (iii) Interest and Dividends. All interest earned and dividends paid on funds invested in U.S. Government Securities shall be deposited in the Escrow Account as additional Collateral for the exclusive benefit of the Beneficiaries and the Existing Beneficiaries and, if not required to be disbursed in accordance with the terms hereof, shall be reinvested in accordance with the terms hereof at the Company's written instruction.

              (iv) Limitation on Escrow Agent's Responsibilities. The Escrow Agent's sole responsibilities under this Section 2 shall be (A) to retain possession of certificated U.S. Government Securities (except, however, that the Escrow Agent may surrender possession to the issuer of any such U.S. Government Security for the purposes of effecting assignment, crediting interest, or reinvesting such security or reducing such security to cash) and to be the registered or designated owner of U.S. Government Securities which are not certificated; (B) to follow the Company's written instructions given in accordance with Section 2(d)(i);
       (C) to invest and reinvest funds pursuant to this Section 2(d); and (D) to use reasonable efforts to reduce to cash such U.S. Government Securities as may be required to fund any disbursement or payment in accordance with Section 3. In connection with clause (A) above, the Escrow Agent will maintain continuous possession in the State of New York of certificated U.S. Government Securities and cash included in the Collateral and will cause uncertificated U.S. Government Securities to be registered in the book-entry system of, and transferred to an account of the Escrow Agent or a sub-agent of the Escrow Agent at, the Federal Reserve Bank of New York. Except as provided in Section 6, the Escrow Agent shall have no other responsibilities with respect to perfecting or maintaining the perfection of the Trustee's and the Existing Notes Trustee's security interest in the Collateral and shall not be required to file any instrument, document or notice in any public office at any time or times. In connection with clause (D) above and subject to the following sentence, the Escrow Agent shall not be required to reduce to cash any U.S. Government Securities to fund any disbursement or payment in accordance with Section 3 in the absence of written instructions signed by an Officer of the Company specifying the particular investment to liquidate. If no such written instructions are received, the Escrow Agent may liquidate those U.S. Government Securities having the lowest interest rate per annum or, if none such exist, those having the nearest maturity.

              (v) Manner of Investment. Funds deposited in the Escrow Account shall initially be invested in accordance with the Initial Instructions, which is in a manner such that there will be sufficient funds available without any further investment by the Company to cover all interest due on the outstanding Securities, as such interest becomes due, for each Interest Payment Date occurring from the Issue Date and ending on (and including) July 1, 1999, provided that such investments shall have such
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                                      -6-

       maturities and/or interest payment dates such that funds will be available with respect to each such Interest Payment Date no later than the time the Escrow Agent is required to disburse such funds to the Trustee pursuant to Section 3(a). The Escrow Agent shall have no responsibility for determining whether funds held in the Escrow Account shall have been invested in such a manner so as to comply with the requirements of this clause (v).

              (e) Substitution of Escrow Agent. The Escrow Agent may resign by giving no less than 20 Business Days prior written notice to the Company, the Trustee and the Existing Notes Trustee. Such resignation shall take effect upon the later to occur of (i) delivery of all funds and U.S. Government Securities maintained by the Escrow Agent hereunder and copies of all books, records, plans and other documents in the Escrow Agent's possession relating to such funds or U.S. Government Securities or this Agreement to a successor escrow agent mutually approved by the Company, the Trustee and the Existing Notes Trustee (which approvals shall not be unreasonably withheld or delayed) and (ii) the Company, the Trustee and the Existing Notes Trustee and such successor escrow agent entering into this Agreement or any written successor agreement no less favorable to the interests of the Beneficiaries and the Existing Beneficiaries than this Agreement; and the Escrow Agent shall thereupon be discharged of all obligations under this Agreement and shall have no further duties, obligations or responsibilities in connection herewith, except as set forth in Section 4. If a successor escrow agent has not been appointed or has not accepted such appointment within 20 Business Days after notice of resignation is given to the Company, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent.

              (f) Escrow Account Statement. At least 30 days prior to each Interest Payment Date, the Escrow Agent shall deliver to the Company, the Trustee and the Existing Notes Trustee a statement setting forth with reasonable particularity the balance of funds then in the Escrow Account and the manner in which such funds are invested ("Escrow Account Statement"). The parties hereto irrevocably instruct the Escrow Agent that on the first date upon which the balance in the Escrow Account (including the holdings of all U.S. Government Securities) is reduced to zero, the Escrow Agent shall deliver to the Company, to the Trustee and the Existing Notes Trustee a notice that the balance in the Escrow Account has been reduced to zero.

              3.     DISBURSEMENTS.

              (a) Payment Notice and Disbursement Request; Disbursements. The Trustee shall, at least five business days prior to an Interest Payment Date, submit to the Escrow Agent a completed Payment Notice and Disbursement Request substantially in the form of Exhibit A hereto.
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                                      -7-

              The Escrow Agent's disbursement pursuant to any Payment Notice and Disbursement Request shall be subject to the satisfaction of the applicable conditions set forth in Section 3(b). Provided such Payment Notice and Disbursement Request is not rejected by it, the Escrow Agent, as soon as reasonably practicable on the Interest Payment Date, but in no event later than 12:00 Noon (New York City time) on the Interest Payment Date, shall disburse the funds requested in such Payment Notice and Disbursement Request by wire or book-entry transfer of immediately available funds to the account of the Trustee for the benefit of the Beneficiaries. The Escrow Agent shall notify the Trustee as soon as reasonably possible (but not later than two (2) business days from the date of receipt of the Payment Notice and Disbursement Request) if any Payment Notice and Disbursement Request is rejected and the reason(s) therefor. In the event such rejection is based upon nonsatisfaction of the condition in Section 3(b)(I) below, the Trustee shall thereupon resubmit the Payment Notice and Disbursement Request with appropriate changes.

              (b) Conditions Precedent to Disbursement. The Escrow Agent's payment of any disbursement shall be made only if: (I) the Trustee shall have submitted, in accordance with the provisions of Section 3(a) herein, a completed Payment Notice and Disbursement Request to the Escrow Agent substantially in the form of Exhibit A with blanks appropriately filled in and
(II) the Escrow Agent shall not have received any notice from the Trustee or the Existing Notes Trustee that as a result of an Event of Default the indebtedness represented by the Securities or by the Existing Notes has been accelerated and has become due and payable (in which event the Escrow Agent shall apply all Available Funds as required by Section 6(b)(iii)). The Existing Notes Trustee hereby consents to the disbursement of funds from the Escrow Account for the payment of interest on the Securities as contemplated in this Agreement and in the Indenture, without notice.

              (c) Retired Securities. In the event a portion of the Securities has been retired by the Company and submitted to the Trustee for cancellation and there is no Default or Event of Default under the Indenture or the Existing Notes Indenture, funds representing the lesser of (A) any funds remaining in the Escrow Account that are in excess of the amount sufficient to pay interest through and including July 1, 1999 on the Securities not so retired and (B) the interest payments which have not previously been made on such retired Securities for each Interest Payment Date through the Interest Payment Date to occur on July 1, 1999 shall, upon the written request of the Company to the Escrow Agent, the Trustee and the Existing Notes Trustee, be paid to the Company upon compliance with the release of collateral provisions of the TIA and upon receipt by the Escrow Agent of a notice relating thereto from the Trustee and the Existing Notes Trustee.
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                                      -8-

              4.     ESCROW AGENT.

              (a) Limitation of the Escrow Agent's Liability; Responsibilities of the Escrow Agent. The Escrow Agent's responsibility and liability under this Agreement shall be limited as follows: (i) the Escrow Agent does not represent, warrant or guaranty to the Securityholders or the holders of Existing Notes from time to time the performance of the Company;
(ii) the Escrow Agent shall have no responsibility to the Company or the Beneficiaries or the Existing Beneficiaries from time to time as a consequence of performance or non-performance by the Escrow Agent hereunder, except for any gross negligence or willful misconduct of the Escrow Agent; (iii) the Company shall remain solely responsible for all aspects of the Company's business and conduct; and (iv) the Escrow Agent is not obligated to supervise, inspect or inform the Company or any third party of any matter referred to above.

              No implied covenants or obligations shall be inferred from this Agreement against the Escrow Agent, nor shall the Escrow Agent be bound by the provisions of any agreement beyond the specific terms hereof. Specifically and without limiting the foregoing, the Escrow Agent shall in no event have any liability in connection with its investment, reinvestment or liquidation, in good faith and in accordance with the terms hereof, of any funds or U.S. Government Securities held by it hereunder, including without limitation any liability for any delay not resulting from gross negligence or willful misconduct in such investment, reinvestment or liquidation, or for any loss of principal or income incident to any such delay.

              The Escrow Agent shall be entitled to rely upon any judicial order or judgment, upon any written opinion of counsel or upon any certification, instruction, notice, or other writing delivered to it by the Company, the Trustee or the Existing Notes Trustee in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of service thereof. The Escrow Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or signature believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

              At any time the Escrow Agent may request in writing an instruction in writing from the Company, and may at its own option include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder; provided, however, that the Escrow Agent shall state in such request that it believes in good faith that such proposed course of action is consistent with another identified provision of this Agreement. The Escrow Agent shall not be liable to the Company for acting without the Company's consent in accordance with such a proposal on or after the date specified therein if (i) the specified date is at least
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                                      -9-

two business days after the Company receives the Escrow Agent's request for instructions and its proposed course of action, and (ii) prior to so acting, the Escrow Agent has not received the written instructions requested from the Company.

              The Escrow Agent may act pursuant to the written advice of counsel chosen by it with respect to any matter relating to this Agreement and (subject to clause (ii) of the first paragraph of this Section 4(a)) shall not be liable for any action taken or omitted in accordance with such advice.

              The Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

              In the event of any ambiguity in the provisions of this Agreement with respect to any funds or property deposited hereunder, the Escrow Agent shall be entitled to refuse to comply with any and all claims, demands or instructions with respect to such funds or property, and the Escrow Agent shall not be or become liable for its failure or refusal to comply with conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until either any conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting claimants as evidenced in a writing, satisfactory to the Escrow Agent, or the Escrow Agent shall have received security or an indemnity satisfactory to the Escrow Agent sufficient to save the Escrow Agent harmless from and against any and all loss, liability or expense which the Escrow Agent may incur by reason of its acting. The Escrow Agent may in addition elect in its sole option to commence an interpleader action or seek other judicial relief or orders as the Escrow Agent may deem necessary.

              No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

              5. INDEMNITY. The Company shall indemnify, hold harmless and defend the Escrow Agent and its directors, officers, agents, employees and controlling persons, from and against any and all claims, actions, obligations, liabilities and expenses, including defense costs, investigative fees and costs, legal fees, and claims for damages, arising from the Escrow Agent's performance or non-performance, or in connection with its acceptance or appointment as Escrow Agent, under this Agreement, except to the extent that such liability, expense or claim is solely and directly attributable to the gross negligence or willful misconduct of any of the foregoing persons. The provisions of this Section 5 shall survive any termination, satisfaction or discharge of this Agreement as well as the resignation or removal of the Escrow Agent.
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                                      -10-

              6.     GRANT OF SECURITY INTEREST; INSTRUCTIONS TO ESCROW AGENT.

              (a) The Company hereby irrevocably grants an equal and ratable first priority security interest in and lien on, and pledges, assigns and sets over to (i) the Trustee for the ratable benefit of the Beneficiaries and (ii) the Existing Notes Trustee for the ratable benefit of the Existing Beneficiaries, all of the Company's right, title and interest in the Escrow Account, and all property now or hereafter placed or deposited in, or delivered to the Escrow Agent for placement or deposit in, the Escrow Account, including, without limitation, all funds held therein, all U.S. Government Securities held by (or otherwise maintained in the name of) the Escrow Agent pursuant to
Section 2, and all proceeds thereof as well as all rights of the Company under this Agreement (collectively, the "Collateral"), in order to secure all obligations and indebtedness of the Company under the Indenture, the Securities, the Existing Notes Indenture, the Existing Notes and any other obligation, now or hereafter arising, of every kind and nature, owed by the Company under the Indenture or the Existing Notes Indenture to the Beneficiaries or the Existing Beneficiaries. The Escrow Agent hereby acknowledges the Trustee's and the Existing Notes Trustee's security interest and lien as set forth above. The Company shall take all actions necessary on its part to insure the continuance of a first priority security interest in the Collateral in favor of the Beneficiaries and the Existing Beneficiaries in order to secure all such obligations and indebtedness.

              (b) The Company, the Trustee and the Existing Notes Trustee hereby irrevocably instruct the Escrow Agent to, and the Escrow Agent shall:
(i) (A) maintain sole dominion and control over funds and U.S. Government Securities in the Escrow Account for the benefit of the Trustee and the Existing Notes Trustee to the extent specifically required herein, (B) maintain, or cause its agent within the State of New York to maintain, possession of all certificated U.S. Government Securities purchased hereunder that are physically possessed by the Escrow Agent in order for the Trustee and the Existing Notes Trustee to enjoy a continuous perfected first priority security interest therein under the law of the State of New York (the Company hereby agreeing that in the event any certificated U.S. Government Securities are in the possession of the Company or a third party, the Company shall use its best efforts to deliver all such certificates to the Escrow Agent), (C) take all steps specified by the Company pursuant to paragraph (a) of this
Section 6 to cause the Trustee and the Existing Notes Trustee to enjoy a continuous perfected first priority security interest under any applicable Federal and State of New York law in all U.S. Government Securities purchased hereunder that are not certificated and (D) maintain the Collateral free and clear of all liens, security interests, safekeeping or other charges, demands and claims against the Escrow Agent of any nature now or hereafter existing in favor of anyone other than the Trustee and the Existing Notes Trustee; (ii) promptly notify the Trustee and the Existing Notes Trustee if the Escrow Agent receives written notice that any Person other than the Trustee and the Existing Notes Trustee has a lien or claim or security interest upon any portion of the Collateral; and (iii) in addition to disbursing amounts held in escrow pursuant to any Payment Notice and
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                                      -11-

Disbursement Requests given to it by the Trustee pursuant to Section 3, upon receipt of written notice from the Trustee or the Existing Notes Trustee of the acceleration of the maturity of the Securities or of the Existing Notes, and direction from the Trustee and the Existing Notes Trustee to disburse all Available Funds to the Trustee and the Existing Notes Trustee, as promptly as practicable, after following, if it so chooses, the procedures set forth in the fourth paragraph of Section 4(a), disburse all funds held in the Escrow Account on an ratable basis to the Trustee and the Existing Notes Trustee based on the aggregate principal amounts of Securities and Existing Notes outstanding under the Indenture and the Existing Notes Indenture, respectively, and transfer title to all U.S. Government Securities held by the Escrow Agent hereunder to the Trustee and the Existing Notes Trustee on a corresponding basis. The lien and security interest provided for by this Section 6 shall automatically terminate and cease as to, and shall not extend or apply to, and the Trustee and the Existing Notes Trustee shall have no security interest in, any funds disbursed by the Escrow Agent to the Company pursuant to this Agreement to the extent not inconsistent with the terms hereof. If the Trustee, in accordance with the provisions of this Agreement and the Indenture, intends to take the actions necessary to cause the security interest in and lien on all or any portion of the Collateral to be released, the Trustee shall notify the Existing Notes Trustee of such intent and, upon receipt of such notice, the Existing Notes Trustee shall execute and deliver such instruments and documents as shall be reasonably necessary to effect the release (concurrently with the release of the security interest held by the Trustee) of its security interest in and lien on all or such portion of the Collateral as shall be specified by the Trustee. Notwithstanding any other provision contained in this Agreement, the Escrow Agent shall act solely as the Trustee's and the Existing Notes Trustee's agent for the equal and ratable benefit of the Beneficiaries and the Existing Beneficiaries in connection with its duties under this Section 6 or any other duties herein relating to the Escrow Account or any funds or U.S. Government Securities held thereunder. The Escrow Agent shall not have any right to receive compensation from the Trustee and the Existing Notes Trustee and shall have no authority to obligate the Trustee or the Existing Notes Trustee or to compromise or pledge their respective security interests hereunder. Accordingly, the Escrow Agent is hereby directed to cooperate with the Trustee and the Existing Note Trustee in the exercise of their respective rights in the Collateral provided for herein.

              (c) Any money and U.S. Government Securities collected by the Trustee pursuant to Section 6(b)(iii) shall be applied as provided in Section
5.06 of the Indenture. Any money and U.S. Government Securities collected by the Existing Notes Trustee pursuant to Section 6(b)(iii) shall be applied as provided in Section 5.06 of the Existing Notes Indenture. Any surplus of such cash or cash proceeds held by the Trustee or the Existing Notes Trustee, and remaining after indefeasible payment in full of all the obligations under the Indenture or the Existing Notes Indenture, respectively, shall be paid over to the Company or to whomsoever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct.

              (d) Upon demand by either of them, the Company will execute and deliver to the Trustee and the Existing Notes Trustee such instruments and documents as the Trustee and the Existing Notes Trustee may deem necessary or advisable to confirm or perfect their respective rights under this Agreement and their respective interests in the Collateral. The Trustee and the Existing Notes Trustee shall be entitled to take all necessary action to preserve and protect the security interest created hereby as a lien and encumbrance upon the Collateral.

              (e) The Company hereby appoints the Trustee and the Existing Notes Trustee each as its attorney-in-fact with full power of substitution to do any act which the Company is obligated hereto to do, and the Trustee and the Existing Notes Trustee each may exercise such rights as the Company might exercise with respect to the Collateral and take any action in the Company's name to protect the Trustee's and the Existing Notes Trustee's security interest hereunder. In addition to the rights provided under Section 6(b)(iii) hereof, upon an Event of Default and for so long as such Event of Default continues, the Trustee and the Existing Notes Trustee each may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC or other applicable law, and the Trustee and the Existing Notes Trustee may also upon obtaining possession of the Collateral as set forth herein, without notice to the Company except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustee's or the Existing Notes Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee or the Existing Notes Trustee, as the case may be, may deem commercially reasonable. The Company acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale. The Company agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Neither the Trustee nor the Existing Notes Trustee shall be obligated to make any sale regardless of notice of sale having been given. The Trustee or the Existing Notes Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor and such sale may, without further notice, be made at the time and place to which it was so adjourned. If, as a result of the exercise of the rights granted by this Section 6(e), the Trustee or the Existing Notes Trustee takes possession of any of the Collateral and/or the proceeds of the sale thereof, such Collateral or such proceeds shall be allocated and distributed, if necessary, to the Trustee and the Existing Notes Trustee on a ratable basis based on the aggregate principal amounts of Securities and Existing Notes outstanding under the Indenture and the Existing Notes Indenture.

              (f)    To the extent applicable, the Company shall cause TIA
Section 314(d) relating to the release of property or securities from the Lien and security interest of this Agreement to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Existing Notes Trustee in the exercise of reasonable care.

              7. TERMINATION. This Agreement shall terminate automatically ten (10) days following disbursement of all funds remaining in the Escrow Account (including U.S. Government Securities), unless sooner terminated by agreement of the parties hereto (in accordance with the terms hereof and not in violation of the Indenture or the Existing Notes Indenture; provided, that the Trustee and the Existing Notes Trustee may not agree to terminate unless they have received the consent of 100% of the holders of all of the Securities and the Existing Notes, respectively, outstanding); provided, however, that the obligations of the Company under Section 2(c) and Section 5 (and any existing claims thereunder) shall survive termination of this Agreement and the resignation of the Escrow Agent; provided, further, however, that until such tenth day, the Company will cause this Agreement (or any permitted successor agreement) to remain in effect and will cause there to be an escrow agent (including any permitted successor thereto) acting hereunder (or under any such permitted successor agreement).

              8.     MISCELLANEOUS.

              (a) Waiver. Any party hereto may specifically waive any breach of this Agreement by any other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party and specifically designating the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.

              (b) Invalidity. If for any reason whatsoever any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the parties' intent.

              (c) Assignment. This Agreement is personal to the parties hereto, and the rights and duties of any party hereunder shall not be assignable except as set forth in Section 2(e) hereof, or, with respect to the Trustee and the Existing Notes Trustee, as allowed by the terms of the Indenture or the Existing Notes Indenture, as the case may be, or except with the prior written consent of the other parties. Notwithstanding the foregoing, this Agreement shall inure to and be binding upon the parties and their successors and permitted assigns.

              (d) Benefit. The parties hereto and their successors and permitted assigns, but no others, shall be bound hereby and entitled to the benefits hereof; provided, however, that the Beneficiaries (including holders of the Securities) and their assigns shall be entitled to the benefits hereof and to enforce this Agreement.

              (e) Time. Time is of the essence with respect to each provision of this Agreement.

              (f) Entire Agreement; Amendments. This Agreement and the Indenture contain the entire agreement among the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and commitments, whether oral or written. This Agreement may be amended only in accordance with Article Nine of the Indenture and further by a writing signed by a duly authorized representative of each party hereto.

              (g) Notices. All notices and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given and received when actually received.

              To Escrow Agent:


              U.S. Trust Company of Texas, N.A.
              2001 Ross Avenue
              Suite 2700
              Dallas, Texas 75201


              Attention:  Corporate Trust Department

              Telecopy:   (214) 754-1303
              Telephone:  (214) 754-1255

              Delivery Instructions:

              The Chase NYC/Trust, ABA number 021000021 UST NY Account
              No. 9201073195 Further Credit U.S. Trust of Texas, account number 76510437

              To the Trustee:

              U.S. Trust Company of Texas, N.A.
              2001 Ross Avenue
              Suite 2700
              Dallas, Texas 75201

              Attention:  Corporate Trust Department

              Telecopy:   (214) 754-1303
              Telephone:  (214) 754-1255

              To the Existing Notes Trustee:

              U.S. Trust Company of Texas, N.A.
              2001 Ross Avenue
              Suite 2700
              Dallas, Texas 75201

              Attention:  Corporate Trust Department

              Telecopy:   (214) 754-1303
              Telephone:  (214) 754-1255

              To the Company:

              OpTel, Inc.
              1111 W. Mockingbird Lane
              Dallas, Texas  75247
              Attention:  Chief Executive Officer

              Telecopy:   (214) 634-3820
              Telephone:  (214) 634-3850

or at such other address as the specified entity most recently may have designated in writing in accordance with this Section.

              (h) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

              (i) Captions. Captions in this Agreement are for convenience only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

              (j) Choice of Law. The existence, validity, construction, operation and effect of any and all terms and provisions of this Agreement shall be determined in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws, except to the extent United States federal law is applicable to the perfection and priority of security interests in U.S. Government Securities. The parties to this Agreement hereby agree that jurisdiction over such parties and over the subject matter of any action or proceeding arising under this Agreement may be exercised by a competent Court of the State of New York, or by a United States Court, sitting in New York City. The Company hereby submits to the personal jurisdiction of such courts, hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return-receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed, and hereby waives the right to a trial by jury in any action or proceeding with the Escrow Agent. All actions and proceedings brought by the Company against the Escrow Agent relating to or arising from, directly or indirectly, this Agreement shall be litigated only in courts within the State of New York.

              (k)    Representations and Warranties.

              (i) The Company hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes the legal, valid and binding obligation of the Company. The execution, delivery and performance of this Agreement by the Company does not violate any applicable law or regulation to which the Company is subject and does not require the consent of any governmental or other regulatory body to which the Company is subject, except for such consents and approvals as have been obtained and are in full force and effect.

              (ii) Each of the Escrow Agent, the Trustee and the Existing Notes Trustee hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation.

              IN WITNESS WHEREOF, the parties have executed and delivered this Escrow Agreement as of the day first above written.

COMPANY:                                          OPTEL, INC.


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:

                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:

ESCROW AGENT:                           U.S. TRUST COMPANY OF TEXAS,
                                        N.A., as Escrow Agent


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:

TRUSTEE:                                U.S. TRUST COMPANY OF TEXAS,
                                        N.A., as Trustee

                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:

EXISTING NOTES TRUSTEE:                 U.S. TRUST COMPANY OF TEXAS,
                                        N.A., as Existing Notes
                                        Trustee

                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:

                                   EXHIBIT A

                Form of Payment Notice and Disbursement Request

                          [Letterhead of the Trustee]

                                     [Date]


--------------
--------------
--------------

Attention:  Corporate Trust Department

                      Re:  Disbursement Request No._____
                           [indicate whether revised]

Ladies and Gentlemen:

              We refer to the Escrow Agreement, dated as of July 7, 1998 (the "Escrow Agreement") among you (the "Escrow Agent"), the undersigned as Trustee, and OPTEL, INC., a Delaware corporation (the "Company") relating to the 11-1/2% Senior Notes Due 2008 of the Company (the "Securities"). Capitalized terms used herein shall have the meaning given in the Escrow Agreement.

              This letter constitutes a Payment Notice and Disbursement Request under the Escrow Agreement.

              [choose one of the following, as applicable]

              [The undersigned hereby notifies you that a scheduled interest payment in the amount of $__________ is due and payable on ____________, ____ and requests a disbursement of funds contained in the Escrow Account in such amount to the Trustee.]

              [The undersigned hereby notifies you that Securities equaling $__________ in aggregate principal amount have been retired and authorizes you to release $__________ of funds in the Escrow Account to the Company (to an account designated by the Company in writing), which amount represents the amount permitted to be released in accordance with Section 3(c) of the Escrow Agreement.]

              [The undersigned hereby notifies you that there has been an acceleration of the maturity of the Securities or of the Existing Notes. Accordingly, you are hereby requested to disburse all remaining funds contained in the Escrow Account to the Trustee and the Existing Notes Trustee on an equal and ratable basis and in accordance with the Escrow Agreement such that the balance in the Escrow Account is reduced to zero.]

              In connection with the requested disbursement, the undersigned hereby notifies you that:

              1. [The Securities have not, as a result of an Event of Default (as defined in the Indenture), been accelerated and become due and payable.]

              2. All prior disbursements from the Escrow Account have been Applied.

              3.     [add wire instructions]

              The Escrow Agent is entitled to rely on the foregoing in disbursing funds relating to this Payment Notice and Disbursement Request.

                                        , as Trustee

                                           By:
                                              --------------------------------
                                              Name:
                                              Title:

                                                                      Schedule A

                       [initial investment instructions]